Exhibit No. 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Journal Communications, Inc. (Form S-8 Reg. Nos. 333-143146 and 333-108509 and Form S-3 Reg. Nos. 333-158390 and 333-118552) of our report dated February 19, 2008, with respect to the consolidated statements of operations, shareholders’ equity, and cash flows and financial statement schedule of Journal Communications, Inc., for the year ended December 30, 2007, included in this Annual Report (Form 10-K) for the year ended December 27, 2009.

/s/ ERNST & YOUNG LLP

March 5, 2010